UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NEORX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2006

Dear Shareholder:

We need your vote!  The Special Meeting of Shareholders of NeoRx Corporation was adjourned today until Tuesday, April 25, 2006, at 9:00 a.m., Pacific Time. The reconvened meeting will be held at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington 98101. The purposes of the reconvened Special Meeting will be to vote on proposals to approve the $65 million financing transaction and the amendment of the Company’s articles of incorporation to increase the authorized common shares in connection with the financing, as described in the earlier-mailed proxy statement dated March 6, 2006.

Although more than 90% of the votes received to date have been in favor of the financing and the related amendment, over 50% of our outstanding common shares have not yet voted. The proposed $65 million financing, which is critical to the continuation of the Company’s business, cannot be completed unless at least a majority of our common shares outstanding vote to approve both the financing (proposal 1) and the related articles amendment (proposal 2).

Please vote your shares today. Your vote is important regardless of how many shares you own and even if you are no longer a NeoRx shareholder. Please take a moment right now to ensure that your shares are represented at the reconvened Special Meeting.

You can vote your shares via telephone or the internet, as explained in the enclosed instruction form. If you prefer not to vote via telephone, please sign, date and mail the enclosed proxy card in the envelope provided. If you have any questions, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

Thank you for your continued support.

Sincerely,

/s/ Gerald McMahon
Gerald McMahon
President and Chief Executive Officer

Security holders of NeoRx and other investors are urged to read the definitive proxy statement dated March 6, 2006, filed with the SEC in connection with the proposed transaction because it contains important information about the Company, the proposed financing, the proposed articles amendment and related matters. The directors, executive officers and employees of NeoRx and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed financing and related proposals. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the proxy statement dated March 6, 2006. The definitive proxy statement is available free of charge at the SEC’s web site (http://www.sec.gov) or from the Company (206-286-2524) or MacKenzie Partners, Inc.
(1-800-322-2885).

NeoRx Adjourns Special Meeting of Shareholders

Meeting to Reconvene on April 25, 2006 to Vote on Financing and Related Matters

SEATTLE (April 11, 2006) – NeoRx Corporation (NASDAQ:NERX) announced today that it has adjourned its Special Meeting of Shareholders previously scheduled for 9:00 a.m. Pacific Time today to allow common shareholders additional time to vote on the proposed $65 million financing and the amendment of the Company’s articles of incorporation to increase the Company’s authorized common shares in connection with the financing. The meeting will reconvene at 9:00 a.m. Pacific Time on Tuesday, April 25, 2006, at the Grand Hyatt Seattle, 721 Pine Street, Seattle, Washington, 98101.

The Company’s special meeting was adjourned because a quorum of the common shares was not represented at the meeting. Under Washington law and the Company’s articles of incorporation, a quorum consisting of a majority of the shares entitled to vote at the special meeting must be represented in person or by proxy for the transaction of business at the meeting. Approximately 17 million shares (50.1 percent) of Company common stock is required to establish a quorum of the common shareholders at the special meeting.

To date, common shareholders have voted a total of approximately 16 million common shares, or about 48 percent of the Company’s outstanding common stock. Currently, approximately 95 percent of the 16 million shares have been voted in favor of the proposal to approve the financing transaction (Proposal 1) and approximately 94 percent of the votes cast have been voted to approve the related proposal to increase the number of authorized common shares of the Company (Proposal 2). Proposal 1 must be approved by a majority of the votes cast by the holders of common stock at a meeting at which a quorum is present. Proposal 2 must be approved by the holders of a majority of the votes entitled to be cast by each voting group. The Company has received approximately 16 million of the approximately 34 million votes entitled to be cast by common shareholders on Proposal 2. The Company has adjourned the meeting to provide common shareholders sufficient time to cast the approximately 1 million votes necessary to achieve a quorum and approve Proposals 1 and 2.

Company shareholders who have not voted or who have misplaced their proxy card should contact the Company’s proxy solicitor, MacKenzie Partners, at (800) 322-2885 or proxy@mackenziepartners.com. The Company urges shareholders who have not done so to sign, date and return their proxy card as soon as possible by mail or by fax at 1-212-929-0308. Valid proxies submitted by Company shareholders in connection with the April 11 meeting will continue to be valid for the purposes of the reconvened meeting.

Additional Information

The Company’s definitive proxy statement with respect to the Special Meeting of Shareholders originally scheduled to be held April 11, 2006 was mailed to shareholders on or about March 6, 2006 and was filed with the U.S. Securities and Exchange Commission at that time. SHAREHOLDERS OF NEORX ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL ADDITIONAL MATERIALS THAT THE COMPANY FILES WITH THE

SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE SPECIAL MEETING. The proxy statement is available free of charge at www.sec.gov. In addition, investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with the SEC by contacting NeoRx Investor Relations at the address and telephone number below. Information regarding the identity of persons who are or may be deemed participants in the solicitation of shareholders of NeoRx and their interests in the solicitation is set forth in the definitive proxy statement.

About NeoRx

NeoRx is a specialty pharmaceutical company dedicated to the development and commercialization of oncology drugs that impact the lives of individuals afflicted with cancer and metastases. The Company currently is focusing its development efforts on picoplatin (NX 473), a next-generation platinum therapy that has improved safety features and is designed to overcome mechanisms of platinum-based resistance. NeoRx also is collaborating with the Scripps Florida Research Institute on the discovery of novel, small-molecule, multi-targeted protein kinase inhibitors for the treatment of cancer. For more information, visit www.neorx.com.

This release contains forward-looking statements, including statements regarding the Company’s intent and ability to solicit shareholder approval for the financing transaction and the related amendment of the Company’s articles of incorporation. The Company’s actual results may differ materially from those anticipated in these forward looking statements based on a number of factors, including the risk that required shareholder approvals may not be obtained for the financing transaction and the related amendment of the articles on a timely basis, or at all, and  other risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission, including NeoRx’s Annual Report on Form 10-K for the year ended December 31, 2005. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release.

© 2006 NeoRx Corporation. All Rights Reserved.

For Further Information:

NeoRx Corporation

Julie Rathbun

Corporate Communications

NeoRx Corporation

300 Elliott Avenue West, Suite 500

Seattle, WA  98119

206-286-2517

jrathbun@neorx.com

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